UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

Cabot Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5667	04-2271897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Seaport Lane, Suite 1400, Boston, MA		02210-2019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 345-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CBT	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The terms of Juan Enriquez and William C. Kirby, currently members of the board of directors (the “Board”) of Cabot Corporation (the “Company”), will expire at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). The Board has nominated Thierry Vanlancker, a director whose term currently expires at the annual meeting of stockholders in 2028, for election at the Company’s 2026 Annual Meeting, with a term to expire at the annual meeting of stockholders in 2029. To effect this nomination, on January 8, 2026, Mr. Vanlancker submitted a conditional resignation as a director, effective immediately prior to the 2026 Annual Meeting and conditioned upon his reappointment to the Board as a director whose term expires at the 2026 Annual Meeting. The resignation and reappointment of Mr. Vanlancker will be effected solely for the purpose of rebalancing the members of the Board into three classes of approximately equal size.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By: /s/ Karen A. Kalita

Name: Karen A. Kalita

Title: Senior Vice President and General Counsel

Date: January 14, 2026